EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for Second Quarter 2023

Second Quarter Financial Results

(in thousands)	Q2 23	Q2 22	YOY Change	Q2 23 YTD	Q2 22 YTD	YOY Change
Total Revenues	$4,493	$4,699	(4.4%)	$8,977	$9,247	(2.9%)
Operating Income	149	1,040	(85.7%)	378	1,914	(80.3%)
Income Before Provision for Taxes	88	1,148	(92.3%)	298	2,013	(85.2%)
Net (Loss) Income	(14)	921	(101.5%)	145	1,660	(91.3%)
Gross Billings*	17,541	17,604	(0.4%)	35,128	34,249	2.6%
EBITDA*	144	1,197	(88.0%)	406	2,124	(80.9%)
Adjusted EBITDA*	230	1,142	(79.9%)	534	2,130	(74.9%)
Pre-Corporate EBITDA*	476	1,364	(65.1%)	1.024	2,606	(60.7%)
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, Aug. 11, 2023 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $4.5 million and net loss of $14 thousand for the three months ended June 30, 2023, compared to revenues of $4.7 million and net income of $0.9 million for the three months ended June 30, 2022. For the six months ended June 30, 2023, Wilhelmina reported revenues of $9.0 million and net income of $0.1 million compared to revenue of $9.2 million and net income of $1.7 million for the six months ended June 30, 2022.   Decreased revenues in 2023 were primarily due to decreased commissions on bookings in the Company’s core modeling divisions.

Financial Results

Net loss for the three months ended June 30, 2023 was $14 thousand or $0.00 per fully diluted share, compared to net income of $0.9 million, or $0.18 per fully diluted share, for the three months ended June 30, 2022. Net income for the six months ended June 30, 2023 was $0.1 million, or $0.03 per fully diluted share, compared to $1.7 million, or $0.32 per fully diluted share, for the six months ended June 30, 2022.

Pre-Corporate EBITDA was $0.5 million and $1.0 million for the three and six months ended June 30, 2023, compared to Pre-Corporate EBITDA of $1.4 million and $2.6 million for the three and six months ended June 30, 2022.

The following table reconciles reported total revenues under generally accepted accounting principles to Gross Billings, for the three and six months ended June 30, 2023 and 2022.

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Total Revenues	4,493	4,699	8,977	9,247
Model costs	13,048	12,905	26,151	25,002
Gross billings*	17,541	17,604	35,128	34,249
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Model costs include amounts owed to talent, including taxes required to be withheld and remitted directly to taxing authorities, commissions owed to other agencies, and related costs such as those paid for photography.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and six months ended June 30, 2023 and 2022.

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net (loss) income	(14)	921	145	1,660
Interest expense	-	2	1	5
Income tax expense	102	227	153	353
Amortization and depreciation	56	47	107	106
EBITDA*	144	1,197	406	2,124
Foreign exchange loss (gain)	61	(110)	79	(104)
Share-based payment expense	25	55	49	110
Adjusted EBITDA*	230	1,142	534	2,130
Corporate overhead	246	222	490	476
Pre-Corporate EBITDA*	476	1,364	1,024	2,606
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and six months ended June 30, 2023, when compared to the three and six months ended June 30, 2022, were primarily the result of the following:

  Total revenues for the three and six months ended June 30, 2023 decreased by 4.4% and 2.9% due to decreased commissions on bookings in the Company’s core modeling divisions;
  Salaries and service costs for the three and six months ended June 30, 2023 increased by 10.5% and 9.5% primarily due to personnel hires and payroll changes to better align Wilhelmina staffing with the needs of each office and geographical region;
  Office and general expenses for the three and six months ended June 30, 2023 increased by 53.4% and 52.9% primarily due to increased legal expense, rent expense, utilities, and other office related expenses.;
  Amortization and depreciation expense for the three and six months ended June 30, 2023 increased by 19.1% and 0.9%, primarily due to increased depreciation of capitalized furniture and leasehold assets at the Company’s new New York City office; and
  Corporate overhead expenses for the three and six months ended June 30, 2023 increased by 10.8% and 2.9%, primarily due to increased corporate travel expenses and the timing of audit costs incurred earlier than the prior year.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited)
	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$10,943	$11,998
Accounts receivable, net of allowance for doubtful accounts of $1,931 and $1,612, respectively	9,965	9,467
Prepaid expenses and other current assets	214	181
Total current assets	21,122	21,646

Property and equipment, net of accumulated depreciation of $1,292 and $1,216, respectively	340	307
Right of use assets-operating	3,429	3,565
Right of use assets-finance	108	138
Trademarks and trade names with indefinite lives	8,467	8,467
Goodwill	7,547	7,547
Other assets	301	322

TOTAL ASSETS	$41,314	$41,992

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,883	$4,306
Due to models	7,815	8,378
Contract liabilities	-	270
Lease liabilities – operating, current	572	385
Lease liabilities – finance, current	64	62
Total current liabilities	12,334	13,401

Long term liabilities:
Deferred income tax, net	1,138	985
Lease liabilities – operating, non-current	3,187	3,310
Lease liabilities – finance, non-current	52	85
Total long term liabilities	4,377	4,380

Total liabilities	16,711	17,781

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares
issued and outstanding at June 30, 2023 and December 31, 2022	65	65
Treasury stock, 1,314,694 shares at June 30, 2023 and December 31, 2022, at cost	(6,371)	(6,371)
Additional paid-in capital	88,819	88,770
Accumulated deficit	(57,564)	(57,709)
Accumulated other comprehensive loss	(346)	(544)
Total shareholders’ equity	24,603	24,211

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,314	$41,992

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three and Six Months Ended June 30, 2023 and 2022
 (In thousands, except for share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Service revenues	$4,486	$4,691	$8,962	$9,232
License fees	7	8	15	15
Total revenues	4,493	4,699	8,977	9,247

Operating expenses:
Salaries and service costs	2,979	2,697	5,859	5,349
Office and general expenses	1,063	693	2,143	1,402
Amortization and depreciation	56	47	107	106
Corporate overhead	246	222	490	476
Total operating expenses	4,344	3,659	8,599	7,333
Operating income	149	1,040	378	1,914

Other expense (income):
Foreign exchange loss (gain)	61	(110)	79	(104)
Interest expense	-	2	1	5
Total other expense (income)	61	(108)	80	(99)

Income before provision for income taxes	88	1,148	298	2,013

Provision for income taxes:
Current	56	(54)	-	(84)
Deferred	(158)	(173)	(153)	(269)
Provision for income taxes, net	(102)	(227)	(153)	(353)

Net (loss) income	$(14)	$921	$145	$1,660

Other comprehensive income (loss):
Foreign currency translation adjustment	112	(338)	198	(512)
Total comprehensive income	$98	$583	$343	$1,148

Basic net income per common share	$0.00	$0.18	$0.03	$0.32
Diluted net income per common share	$0.00	$0.18	$0.03	$0.32

Weighted average common shares outstanding-basic	5,157	5,157	5,157	5,157
Weighted average common shares outstanding-diluted	5,157	5,157	5,157	5,157

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three and Six Months Ended June 30, 2023 and 2022
(In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2021	6,472	$65	(1,315)	$(6,371)	$88,580	$(61,238)	$(23)	$21,013
Share based payment expense	-	-	-	-	55	-	-	55
Net income	-	-	-	-	-	739	-	739
Foreign currency translation	-	-	-	-	-	-	(174)	(174)
Balances at March 31, 2022	6,472	$65	(1,315)	$(6,371)	$88,635	$(60,499)	$(197)	$21,633
Share based payment expense	-	-	-	-	55	-	-	55
Net income	-	-	-	-	-	921	-	921
Foreign currency translation	-	-	-	-	-	-	(338)	(338)
Balances at June 30, 2022	6,472	$65	(1,315)	$(6,371)	$88,690	$(59,578)	$(535)	$22,271

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2022	6,472	$65	(1,315)	$(6,371)	$88,770	$(57,709)	$(544)	$24,211
Share based payment expense	-	-	-	-	24	-	-	24
Net income	-	-	-	-	-	159	-	159
Foreign currency translation	-	-	-	-	-	-	86	86
Balances at March 31, 2023	6,472	$65	(1,315)	$(6,371)	$88,794	$(57,550)	$(458)	$24,480
Share based payment expense	-	-	-	-	25	-	-	25
Net loss	-	-	-	-	-	(14)	-	(14)
Foreign currency translation	-	-	-	-	-	-	112	112
Balances at June 30, 2023	6,472	$65	(1,315)	$(6,371)	$88,819	$(57,564)	$(346)	$24,603

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
For the Six Months Ended June 30, 2023 and 2022
 (In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income:	$145	$1,660
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	107	106
Share based payment expense	49	110
Loss (gain) on foreign exchange rates	79	(104)
Deferred income taxes	153	269
Bad debt expense	82	79
Changes in operating assets and liabilities:
Accounts receivable	(659)	(2,412)
Prepaid expenses and other current assets	(33)	(116)
Right of use assets-operating	349	238
Other assets	21	(227)
Due to models	(563)	681
Lease liabilities-operating	(149)	(240)
Contract liabilities	(270)	(535)
Accounts payable and accrued liabilities	(423)	14
Net cash used in operating activities	(1,112)	(477)

Cash flows from investing activities:
Purchases of property and equipment	(109)	(18)
Net cash used in investing activities	(109)	(18)

Cash flows from financing activities:
Payments on finance leases	(32)	(33)
Net cash used in financing activities	(32)	(33)

Foreign currency effect on cash flows:	198	(412)

Net change in cash and cash equivalents:	(1,055)	(940)
Cash and cash equivalents, beginning of period	11,998	10,251
Cash and cash equivalents, end of period	$10,943	$9,311

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$49	$5

Non-GAAP Financial Measures

Gross Billings, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers Gross Billings, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates Gross Billings as the gross amounts billed to customers on behalf of its models and talent for services performed. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss, share-based payment expense and certain significant non-recurring items that the Company may include from time to time. There were no such non-recurring items during the six months ended June 30, 2023 and 2022. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the second quarter ended June 30, 2023 filed with the Securities and Exchange Commission on August 11, 2023.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, and London. Wilhelmina also owns Aperture, a talent agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT: Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com